Exhibit 1
                  To the Transfer Agency and Services Agreement
                              dated October 3, 1995

                          As Revised __________ , 2001

                         LIST OF PORTFOLIOS AND CLASSES
                         ------------------------------

Pictet Global Emerging Markets Fund (Institutional Class and Retail Class) Pictet International Small Companies Fund (Institutional Class and Retail Class) Pictet Eastern European Fund (Institutional Class and Retail Class)
Pictet European Equity Fund (Institutional Class and Retail Class)
Pictet International Equity Fund (Institutional Class and Retail Class)
Pictet Global Water Fund (Institutional Class and Retail Class)




         IN WHITNESS WHEREOF, the parties hereto have caused this Exhibit 1 to be executed by their duly authorized officers, as of the day and year first written above.


PICTET FUNDS                                PFPC INC.

By:                                         By:
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Title:                                      Title:
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